FORM 8-K

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 18, 1998


                                  HOME BANCORP
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Indiana                          0-22376             35-1906765
-------------------------------           ------------       -------------------
(State or other jurisdiction of           (Commission        (I.R.S. Employer
incorporation or organization)            File Number)       Identification No.)

    132 East Berry Street, P.O. Box 989
    Fort Wayne, Indiana                                         46801-0989
 ---------------------------------------                        ----------
 (Address of principal executive offices)                       (Zip Code)


                                 (219) 422-3502
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.   Other Events.

          Attached  Press  Release  Relative  to  Home  Bancorp  Declaring  Cash
Dividend

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                           HOME BANCORP
                                                        ------------------
                                                           (Registrant)


                                                     /s/W. Paul Wolf
Date:   September 23, 1998                              ---------------
                                                        W. Paul Wolf
                                                        Chairman, President, CEO

                                  NEWS RELEASE
--------------------------------------------------------------------------------

Home Bancorp                                          Date    September 18, 1998
                                                      --------------------------
132 EAST BERRY STREETo   P.O. BOX 989                 Contact  W. Paul Wolf
FORT WAYNE, INDIANA 46801-0989                        --------------------------
PHONE:  (219) 422-3502
FAX:  (219) 426-7027



                                  HOME BANCORP
                        Declares Quarterly Cash Dividend


FORT WAYNE, Indiana, -- September 18, 1998 -- The Board of Directors of Home Bancorp, Nasdaq: HBFW, declared a regular quarterly dividend of eight cents per share of outstanding common stock, announced by W. Paul Wolf, Chairman and Chief Executive Officer. This dividend, the eleventh consecutive quarterly dividend declared by HBFW, will be paid October 8, 1998 to shareholders of record on September 24, 1998.

The October 8, 1998 eight-cent dividend represents the yearly total dividend of twenty-six cents, a 30% increase compared to calender year 1997 four five-cent dividends totaling twenty cents.

Home Bancorp had 2,351,021 shares of common stock outstanding on June 30, 1998. Headquartered in Fort Wayne, Indiana, Home Bancorp, as of June 30, 1998, had consolidated assets of $360 million, $306 million of deposits and $318 million in loans.

Home Bancorp is a unitary holding company with its sole subsidiary Home Loan Bank. Home Loan Bank, founded 1893 and member FDIC, operates nine full-service offices in Fort Wayne, New Haven and Decatur, Indiana.

/contact:  W.  Paul  Wolf,  President  of  Home  Bancorp,  219-422-3502,   (Fax:
219-426-7027)/




                       Holding Company for Home Loan Bank